Exhibit (g)(2)

March 21, 2014

State Street Bank and Trust Company

1200 Crown Colony Drive, CC1/5

Crown Colony Office Park

Quincy, MA 02169

Attention: Matthew H. Malkasian, Senior Vice President

Re:	Each Calamos exchange traded fund identified on Exhibit A hereto. (each, a “Calamos ETF”)

Ladies and Gentlemen:

Please be advised that each Calamos ETF has been organized as a Delaware business trust and registered as a management investment company under the Investment Company Act of 1940, as amended, and has established those new series of shares identified opposite its name on Exhibit A hereto (the “Portfolios”).

In accordance with Sections 19.5 and 19.6, the additional funds provision and the additional portfolios provision of the Master Custodian Agreement dated as of September 11, 2009 by and among each management investment company party thereto and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Custodian Agreement”), each Calamos ETF, on behalf of itself and each Portfolio, hereby requests that your bank act as Custodian for it and its Portfolios under the terms of the Custodian Agreement. Defined terms used herein but not defined herein shall have the same meaning as set forth in the Master Services Agreement.

We acknowledge that each Calamos ETF will issue and redeem shares of each Portfolio only in aggregations of Shares known as “Creation Units,” generally in exchange for a basket of certain equity or fixed income securities and a specified cash payment, as more fully described in the currently effective prospectus and statement of additional information of the Calamos ETF related to its Portfolio (collectively, the “Prospectus”).

We acknowledge and agree that the following new Sections 2.14 and 2.15 shall be added to the Custodian Agreement in relation to the Calamos ETFs only as follows:

“2.14 Determination of Fund Deposit, etc. Subject to and in accordance with the directions of the investment adviser for the Portfolios, the Custodian shall determine for each Portfolio after the end of the close of the regular trading session on the New York Stock Exchange (the “NYSE”) (ordinarily 4:00 p.m. Eastern time) on each day that the NYSE is open, in accordance with the respective Portfolio’s policies as adopted from time to time by the Board and in accordance with the procedures set forth in the Prospectus, (i) the identity and weighting of the securities in the Deposit Securities and the Fund Securities, (ii) the Cash Component, and (iii) the amount of cash redemption proceeds (all as defined in the Prospectus) required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of such Portfolio on such date. The Custodian shall provide or cause to be provided this information to the Portfolios’ distributor and other persons according to the policy established by the Board and shall disseminate such information on each day that the NYSE is open, including through the facilities of the National Securities Clearing Corporation, prior to the opening of trading on the NYSE.

2.15. Allocation of Deposit Security Shortfalls. Each Fund acknowledges that the Custodian maintains only one account on the books of the National Securities Clearing Corporation (the “NSCC”) for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the Fund (collectively, the “ETF Custody Clients”). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian’s NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Security Shortfall”), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.”

We acknowledge and agree that Section 7 of the Custodian Agreement shall be amended and replaced in its entirety solely in relation to the Calamos ETFs only as follows:

“7. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES

(a) The Custodian shall receive from the distributor of the Shares or from the Transfer Agent, as the case may be, and deposit into the account of the appropriate Portfolio such payments as are received for Shares, in Creation Unit aggregations, thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

(b) From such funds and securities as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds and securities available for payment to, or in accordance with the instructions of, Authorized Participants (as defined in the Prospectus) who have delivered to the Transfer Agent proper instructions for the redemption or repurchase of their Shares, in Creation Unit aggregations, which shall have been accepted by the Transfer Agent, the applicable Fund Securities (as defined in the Prospectus) (or such securities in lieu thereof as may be designated by the investment adviser of the Fund in accordance with the Prospectus) for such Portfolio and the Cash Redemption Amount (as defined in the Prospectus), if applicable, less any applicable Redemption Transaction Fee (as defined in the Prospectus). The Custodian will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable Redemption Transaction Fee) due to the Authorized Participant on redemption shall be effected through the DTC (as defined in the Prospectus) system or through wire transfer in the case of redemptions effected outside of the DTC system.”

The terms and conditions of the Custodian Agreement, as modified by this letter with regard to the Calamos ETFs, shall apply only to the Calamos ETFs.

Attached as Appendix A hereto is a replacement of “Appendix A” to the Agreement, effective as of the date set forth below. The attached Appendix A is marked to reflect the addition of the Calamos ETFs.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely, EACH CALAMOS MANAGEMENT INVESTMENT COMPANY IDENTIFIED ON EXHIBIT A HERETO

By:	/s/ Curtis Holloway
Name:	Curtis Holloway
Title:	Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President, Duly Authorized

Effective Date: March 21, 2014

Exhibit A

Calamos ETF Trust

Calamos Focus Growth ETF

Appendix A

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

CALAMOS ADVISORS TRUST

Calamos Growth and Income Portfolio	36-7271106

CALAMOS ETF TRUST

Calamos Focus Growth ETF	46-4719328

CALAMOS INVESTMENT TRUST

Calamos Focus Growth Fund	41-2111185
Calamos Convertible Fund	36-3316238
Calamos Discovery Growth Fund	27-1664798
Calamos Dividend Growth Fund	46-2951829
Calamos Evolving World Growth Fund	26-2192228
Calamos Emerging Market Equity Fund	46-3926429
Calamos Global Equity Fund	20-8166626
Calamos Global Growth and Income Fund	36-4088206
Calamos Growth Fund	36-3723359
Calamos Growth and Income Fund	36-3575418
Calamos High Yield Fund	36-4307069
Calamos International Growth Fund	20-2395043
Calamos Long/Short Fund	46-2392693
Calamos Market Neutral Income Fund	36-3723358
Calamos Mid Cap Growth Fund	46-2956863
Calamos Total Return Bond Fund	20-8872705
Calamos Opportunistic Value Fund	22-3848966

CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND	03-0426532

CALAMOS CONVERTIBLE AND HIGH INCOME FUND	02-0683363

CALAMOS STRATEGIC TOTAL RETURN FUND	04-3785941

CALAMOS GLOBAL TOTAL RETURN FUND	20-3377281

CALAMOS GLOBAL DYNAMIC INCOME FUND	20-8819776